                                                                    EXHIBIT 99.2

[COLLINS & AIKMAN LOGO]                                             NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------
OCTOBER 31, 2005

 COLLINS & AIKMAN NAMES STACY FOX EXECUTIVE VICE PRESIDENT, CHIEF ADMINISTRATIVE
 -------------------------------------------------------------------------------
                        OFFICER AND GENERAL COUNSEL, AND
                        --------------------------------
           SUSAN ARMSTRONG EXECUTIVE VICE PRESIDENT STRATEGIC PLANNING
           -----------------------------------------------------------

TROY, MICH. - Collins & Aikman Corporation (OTC:CKCRQ) president and chief executive officer, Frank Macher, today announced the appointments of Stacy L. Fox, (51), to executive vice president, chief Administrative officer and general counsel and Susan Armstrong, (45) to executive vice president strategic planning, effective immediately. Fox most recently was senior vice president, corporate transactions and legal affairs for Visteon Corporation. Armstrong joined Collins & Aikman from Conway, MacKenzie & Dunleavy. Both will report directly to Mr. Macher.

"The addition of Stacy and Susan to our senior management team undoubtedly increases Collins & Aikman's credibility in the marketplace as we look to rebuild our Company beginning with its leadership," said Macher. "Stacy is a highly-regarded executive with tremendous corporate and transactional experience. She brings a wealth of industry knowledge and will provide strong leadership in addressing the complex issues that accompany a Chapter 11 filing and restructuring. Susan has extensive turnaround expertise and has already made an impact as she is playing a key role in the development and implementation of our strategic business plan."

Fox will manage all of the company's legal matters and will oversee other key corporate functions. In this capacity, she will serve as a critical member of the company's turnaround team. Fox joined Visteon from Johnson Controls, where she had been group vice president and general counsel for the Automotive Systems Group. She holds a BS and Juris Doctorate from the University of Michigan. Fox was named in 2000 to Automotive News' list of the 100 leading women in the industry.

Armstrong will lead the development of strategies for the Company's organizational turnaround and sustainable business plan. She will also be instrumental in evaluating transactions and joint venture opportunities. She brings a strong legal and business background to the Company having most recently served as director for turnaround specialist Conway, MacKenzie & Dunleavy. Prior to this role she served as senior counsel at PNC Bank in Louisville, Kentucky providing business and legal advice on distressed or underperforming companies in a wide range of industries. She holds a BS and Juris Doctorate from the University of Louisville.

Macher also indicated that additional key personnel announcements are forthcoming.

                                    * * * * *

Collins & Aikman Corporation is a leader in cockpit modules and automotive floor and acoustic systems and is a leading supplier of instrument panels, automotive fabric, plastic-based trim, and convertible top systems. The Company is headquartered in Troy, Michigan. Additional information about Collins & Aikman is available on the Internet at http://www.collinsaikman.com.

Cautionary Statement Concerning Forward-Looking Information

The foregoing reflects the Company's views about the accounting investigation, its financial condition, performance and other matters that constitute "forward-looking" statements, as that term is defined by the federal securities laws. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate,"

"should," "continue," "predict," "preliminary" and similar words used herein. These forward-looking statements are intended to be subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual developments and results may differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof.

Various factors that may affect actual outcomes and performance and results include, but are not limited to, general economic conditions in the markets in which the Company operates, declines in North American, South American and European automobile and light truck builds; labor costs and strikes at the Company's major customers and at the Company's facilities; fluctuations in the production of vehicles for which we are a supplier; changes in the popularity of particular car models, particular interior trim packages or the loss of programs on particular vehicle models; dependence on significant automotive customers; the level of competition in the automotive supply industry and pricing pressure from automotive customers; risks associated with conducting business in foreign countries; and increases in the price of certain raw materials, including resins and other petroleum-based products. In addition, the following may have a material impact on actual outcomes and performance and results: the results of the pending investigation; the change in leadership at the Company, the Company's ability to maintain access to its receivables facility and other financing arrangements, the Company's ability to otherwise maintain satisfactory relations with its creditors, suppliers, customers and creditors; the Company's ability to maintain current trade credit terms and manage its cash and liquidity, the Company's high leverage and ability to service its debt; and the impact of defaults under its material agreements and debt instruments.

The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue. The Company does not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.



CONTACT:
--------
DAVID A. YOUNGMAN
VICE PRESIDENT COMMUNICATIONS
(248) 733-4355
DAVID.YOUNGMAN@COLAIK.COM
-------------------------